Exhibit 99.1

SUBSCRIPTION AGREEMENT

TODEX CORP.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of shares of common stock (the “Shares”) of Todex Corp., a Nevada corporation (the “Company”), set forth below, upon and subject to the terms and conditions set forth in the Company’s Prospectus dated ________________ 201__ in the United States Securities and Exchange Commission Registration Statement on Form S-1, to which this Subscription Agreement is attached and which the Subscriber acknowledges as having received and read.

Total number of shares subscribed for at US $0.01 per share:  _______________ shares.

Amount paid with this Subscription Agreement at a price of US $0.01 per Share: US $________.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of _________________, 201__.

Name of Entity (for purchasers which are entities only):  ________________________________

Signature:  __________________________________________

Print Name:  ________________________________________________________________________

Print Title (for purchasers which are entities only):  _________________________________________

Address:  ___________________________________________

   __________________________________________

Telephone No.:  _____________________________________

E-mail Address:  ____________________________________

Subscriber’s US Social Security Number or

identification number of home jurisdiction:   ___________________________

Signature of Co-owners, if applicable:  ___________________________________

Name as it should appear on the Certificate:  ______________________________________________________

If Joint Ownership, check one (all parties must sign above):

[  ] Joint Tenants with Right of Survivorship

[  ] Tenants in Common

[  ] Community Property

If Fiduciary or Business Entity check one:

[  ] Trust

Authorized Person _________________________    Capacity_____________________

[  ] Estate

Authorized Person _________________________    Capacity_____________________

[  ] Corporation

Authorized Person _________________________    Capacity_____________________

[  ] Limited Liability Company

Authorized Person _________________________   Capacity_____________________

[  ] Partnership

Authorized Person _________________________   Capacity_____________________

[  ] Other ____________________ (Describe)

Authorized Person _________________________   Capacity_____________________

PAYMENT BY CHECK OR MONEY ORDER INSTRUCTIONS

If Subscriber wishes to pay the purchase price of his or her Shares by check, all checks or money orders shall be made payable to:  Todex Corp., 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104. Telephone: (702) 997-2502.

WIRE TRANSFER INSTRUCTIONS

If Subscriber wishes to wire transfer the purchase price of his or her Shares, he or she shall wire transfer immediately available funds in the amount of the purchase price subscribed for hereunder, as follows:

Bank:

_______________________

Account Name:

_______________________

Account No.:

_______________________

ABA Routing No.:

_______________________

SWIFT code:

_______________________

Bank Address:

_______________________

RIGHT TO REJECT SUBSCRIPTIONS

Todex Corp. has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions.

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of Todex Corp. this

______day of ______________, 201__.

     TODEX CORP.

By: _______________________________________

       Name:  Vladislav Ermolovich

       Title: President